SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter the "Agreement") is made and entered into this 26th day of August, 2010, by and among Option Placement, Inc., a Nevada corporation ("Acquiror"), Jonathan Patton, the holder of all of the outstanding shares of common stock of Acquiror ("Acquiror Stockholder"), Tiga Energy Services, Inc., a Texas corporation (the "Company"), all of the members of the Board of Directors of the Company (collectively "Company Principals"), and the holders of all of the outstanding securities of the Company (including the Company Principals) who are identified on Schedule 1.01 (each a "Company Shareholder" and collectively "Company Shareholders").

Each of the parties to this Agreement is individually referred to herein as a "Party" and collectively, as the "Parties."

Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in Appendix A.

RECITALS

WHEREAS, the Acquiror desires to acquire all of the Company Shares and the Company Shareholders are willing to transfer all of the Company Shares, which securities constitute 100% of the issued and outstanding securities of the Company, in exchange for securities of the Acquiror to be issued on the Closing Date (as defined below), on the terms and conditions as set forth herein (the "Share Exchange");

WHEREAS, after giving effect to the Share Exchange and related transactions contemplated by this Agreement, the Acquiror Stock to be issued to the Company Shareholders ("Exchange Shares") shall constitute approximately 78.53% of the issued and outstanding shares of the Acquiror Stock, calculated on a fully-diluted basis; and

WHEREAS, the board of directors and the stockholders of each of the Acquiror and the Company have determined that it is desirable to effect the Share Exchange transaction contemplated hereby.

NOW, THEREFORE, in consideration of the premises and the respective mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
SHARE EXCHANGE
AND OTHER MATTERS

Section 1.01. The Acquisition. (a) Subject to the terms and conditions of this Agreement, upon the Closing Date, all of the then outstanding Company Shares shall be transferred to Acquiror.

(b) The closing of the purchase and sale of the Company Shares (the “Closing”) shall take place at the offices of Ruffa & Ruffa, P.C., 110 East 59th Street, New York, New York 10022 as soon as possible, but in any event no later than the date that is two business days after the date the conditions set forth in Article VI and Article VII (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing)("Closing Date") have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions.  Notwithstanding the foregoing, the Closing may be consummated at such other place, at such other time or on such other date as Acquiror and the Company may mutually agree.

Section 1.02. Transfer of Company Shares. Upon the Closing Date, the following shall occur in the following order without any further act by any Person or any formality:

(a) Each Company Share outstanding upon the Closing Date shall be sold, transferred, conveyed, assigned and delivered by the Company Shareholder to Acquiror in exchange for one share of Acquiror Stock (such number, the "Exchange Ratio" and the Acquiror Stock issued, the "Exchange Shares").

(b) The name of each Person who is a Company Shareholder immediately prior to the Closing shall be removed from the stock register of the Company and Acquiror shall be recorded as the sole shareholder of the Company and shall be the legal and beneficial owner of all outstanding Company Shares free and clear of any Liens and the Company shall be a wholly owned subsidiary of Acquiror.

(c) The Company shall become a wholly owned subsidiary of Acquiror.

Section 1.03. Transfer Taxes. The payment of any transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) for which Acquiror or the Company may be liable in connection with the Share Exchange (which, for the avoidance of doubt, shall not include any income, capital gains or similar taxes (or taxes in lieu of such taxes, including withholding taxes) imposed on or with respect to any Company Shareholder), and the filing of any related Tax returns and other documentation with respect to such Taxes and fees, shall be the sole responsibility of the Company.

Section 1.04. Assumption of Certain Agreements.  Acquiror hereby assumes all of the Company's rights, obligations, interests and liabilities under those certain agreements identified on Schedule 1.04 hereof (the "Assumed Agreements") to the same extent as though it had originally been named as a party thereto and agrees to observe, perform and fulfill all the terms and conditions of the Assumed Agreements to the same extent as if it had been originally named as a party thereto.

Section 1.05. Additional Consideration.  On the Closing Date, the Company shall initiate a wire transfer in the amount of $100,000 in favor of the Acquiror Stockholder or his designee to account coordinates to be provided at or before the Closing Date.

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE COMPANY SHAREHOLDERS

Each Company Shareholder, severally and not jointly, hereby represents, warrants and covenants to Acquiror, Acquiror Stockholder and the Company as follows:

Section 2.01. Authority.  The Company Shareholder has all requisite authority and power (corporate and other) and full legal capacity, governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Company Shareholder is a party and to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Company Shareholder is a party, and to perform its obligations under this Agreement and each of the Transaction Documents to which the Company Shareholder is a party.  The execution, delivery and performance by the Company Shareholder of this Agreement and each of the Transaction Documents to which the Company Shareholder is a party have been duly authorized by all necessary corporate or similar action and do not require from the Company Shareholder Board, if applicable, or the Company Shareholder any consent or approval that has not been validly and lawfully obtained.  The execution, delivery and performance by the Company Shareholder of this Agreement and each of the Transaction Documents to which the Company Shareholder is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person.  Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Company Shareholder, this Agreement and the Transaction Documents to which the Company Shareholder is a party constitutes the legal, valid and binding obligation of the Company Shareholder, enforceable against it in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 2.02. No Conflict.  Neither the execution or delivery by the Company Shareholder of this Agreement or any Transaction Document to which the Company Shareholder is a party, nor the consummation or performance by the Company Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Company Shareholder, if applicable; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the Company Shareholder is a party or by which the properties or assets of the Company Shareholders are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Company Shareholder, or any of the properties or assets of the Company Shareholder, may be subject; or (d) require the consent of any Person or Governmental Authority.

Section 2.03. Ownership of Company Shares.  The Company Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Acquiror pursuant to this Agreement, all of the Company Shares registered in its name as set forth on Schedule 1.01 hereto, free and clear of any and all Liens.  There are no options, rights, voting trusts, shareholder agreements or any other contracts or understandings to which the Company Shareholder is a party or by which the Company Shareholder or Company Shares held by the Company Shareholder are bound with respect to the issuance, sale, transfer, voting or registration of the Securities.  At the Closing Date, Acquiror will acquire good, valid and marketable title to the Company Shares held by the Company Shareholder, free and clear of any and all Liens.

Section 2.04. Litigation.  To the Knowledge of the Company Shareholder, there is no pending Proceeding against the Company Shareholder, including but not limited to, any Proceeding that involves the Company Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or any other Transaction Document and no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for of any such Proceeding.

Section 2.05. No Brokers or Finders.  No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

Section 2.06. Acknowledgment of Non-Registration of Exchange Shares.  The Company Shareholder understands and agrees that the Exchange Shares have not been registered under the Securities Act or the securities laws of any state of the U.S. and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder’s representations as expressed herein.

Section 2..07. Restricted Securities. The Company Shareholder understands and agrees that the Exchange Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Shareholder pursuant hereto, the Shares would be acquired in a transaction not involving a public offering. The issuance of the Shares hereunder is being effected in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering. The Shareholder further acknowledges that if the Shares are issued to the Shareholder in accordance with the provisions of this Agreement, such Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Shareholder represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

Section 2.08. Legends.  (a) It is understood that any certificates for Exchange Shares issued to Company Shareholders will bear the following legend or one that is substantially similar to the following legend and if the Exchange Shares are not evidenced by a certificate, a notation of the substance of the legend will be recorded in the applicable stock ledger:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b) Additional Legend.  The certificates for the Exchange Shares issued to the Company Shareholders will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

Section 2.09. Investor Status.  The Company Shareholder is an Accredited Investor as such term is defined in Rule 501 of Regulation D, a copy of which is set forth on Exhibit F, and was not organized for the specific purpose of acquiring the Exchange Shares.  The Company Shareholder has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect its interests in connection with the transactions contemplated by this Agreement.  The Company Shareholder has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Exchange Shares.  The Company Shareholder understands the various risks of an investment in the Exchange Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Exchange Shares.  The Company Shareholder represents that its principal residence, if a natural person, or principal business address, is an entity is set forth in Schedule 1.01 hereto.

Section 2.10. Access to Information.  The Company Shareholder has had access to the SEC Reports.  The Company Shareholder has been furnished during the course of the transactions contemplated by this Agreement and the Transaction Documents with all other public information regarding Acquiror that it has requested and the Company Shareholder believes that all such public information is sufficient to evaluate the risks of investing in the Exchange Shares.  The Company Shareholder has been afforded the opportunity to ask questions of and receive answers from the management or representatives of Acquiror concerning the Acquiror and the terms and conditions of the issuance of the Exchange Shares.  The Company Shareholder is not relying on any representations and warranties concerning the Acquiror made by the Acquiror or any officer, employee or agent of the Acquiror, other than those contained in this Agreement.

Section 2.11. Purpose of Investment.  The Company Shareholder is acquiring the Exchange Shares for its own account, for investment and not with a view to the distribution or resale of any part thereof to others.  The Company Shareholder acknowledges the Exchange Shares cannot be sold or otherwise transferred unless either (a) the transfer of such securities is registered under the Securities Act or (b) an exemption from registration of such securities is available and the Company Shareholder furnishes Acquiror with an opinion of counsel in form and substance reasonably acceptable to Acquiror that the Exchange Shares may be transferred pursuant to such exemption.  The Company Shareholder understands and acknowledges that the Acquiror is under no obligation to register the Exchange Shares for sale under the Securities Act, except as described in the Registration Rights Agreement.

Section 2.12. Absence of Regulatory Review.  The Company Shareholder acknowledges that the Exchange Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

Section 2.13. Consultation with Independent Representatives.  The Company Shareholder acknowledges that it has carefully read this Agreement and represents and confirms that it has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Exchange Shares.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY AND THE COMPANY PRINCIPALS

The Company and the Company Principals, jointly and severally, represent and warrant to the Acquiror and the Acquiror Stockholder as follows:

Section 3.01. Organization and Qualification.  The Company is duly organized, validly existing and in good standing under the laws of Texas, has all requisite corporate authority and power, governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it.  The Company is not qualified as a foreign entity to do business in any jurisdiction and is not required to so qualify as a foreign entity in any jurisdiction, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  The Company has not conducted business under or otherwise used for any purpose any fictitious name, assumed name, trade name or other name.  The copies of the Certificate of Formation and Bylaws of the Company heretofore delivered to Acquiror, each as amended to the date of this Agreement, and as so delivered are in full force and effect.

Section 3.02. Subsidiaries.  The Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

Section 3.03. Authorization.  The Company has all requisite authority and power (corporate and other), authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Company is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Company is a party.  The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party have been duly authorized by all necessary corporate action and do not require from the Company Board any consent or approval that has not been validly and lawfully obtained.  The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person.  Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Company, this Agreement and each of the other Transaction Documents to which the Company is a party are duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 3.04. Approval of Company Shareholders; Compliance.  The Company (i) has taken all action required by and in compliance with the Texas Code to obtain the approval of all Company Shareholders to the Share Exchange, the Transactions and this Agreement, and (ii) has received from each Company Shareholder an executed Unanimous Written Consent.  No Company Shareholder has asserted Dissenter's Rights, as such term is defined under the Texas Code.

Section 3.05. No Violation.  Neither the execution nor the delivery by the Company of this Agreement or any other Transaction Document to which the Company is a party, nor the consummation or performance by the Company of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Company, (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Company is a party or by which the properties or assets of the Company is bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Company, or any of the properties or assets owned or used by the Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Company.  The Company has delivered to Acquiror accurate and complete (through the date hereof) copies of: (i) the stock records of the Company; and (ii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the holders of the Company Common Stock, the board of directors of the Company and all committees of the board of directors of the Company.  The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with all applicable Law and prudent business practices.

Section 3.06. Capitalization.  The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock, of which 4,114,000 shares are issued as of the date hereof.  No shares of Company Common Stock are held by the Company in its treasury.  All outstanding shares of the Company Common Stock are duly authorized, validly issued, fully paid and non-assessable, and have not been issued in violation of any preemptive or similar rights.   Except as described in Schedule 3.06, there are no outstanding options, warrants, calls, stock appreciation rights, phantom stock or similar rights with respect to any securities of the Company, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock, or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of securities or that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and right occurring in respect of holders of the capital stock of the Company, or contractual obligations (contingent or otherwise) that require the Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock.  There are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock or other securities of the Company.  The issuances of all of the outstanding shares of Company Common Stock have been in compliance with U.S. federal and state securities laws, all other Laws and the Company’s Organizational Documents.  There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for or carrying a right or option to purchase, securities having the right to vote or consent) in respect of any matters as to which holders of Company Common Stock may vote.

Section 3.07. Compliance with Laws.  Since the formation of the Company, (i) the Company and its business and operations have been and are being conducted in accordance with all applicable Laws and Orders; and (ii) the Company has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting the Company and no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated.  The Company is not subject to any obligation or restriction of any kind or character, nor is there, to the Knowledge of the Company, any event or circumstance relating to the Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.  The Company has not received any written communication from a Governmental Authority that alleges that the Company is or was not in compliance with any applicable Law.  The Company has been in compliance with the terms of the Company Permits, except for failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.  The Company has not received any material written inspection report, questionnaire, inquiry, demand or request for information from any Governmental Authority.

Section 3.08. Certain Proceedings.  There is no pending Proceeding that has been commenced against the Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.  To the Knowledge of the Company, no such Proceeding has been threatened.

Section 3.09. Permits and Licenses.  The Company possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for the Company to engage in its business as currently conducted and to permit the Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, "Company Permits").  The Company has not received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for the Company to engage in its business as currently conducted and to permit the Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets.  The Company Permits are valid and in full force and effect.  No event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Company Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Company Permit.  The Company has not received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Company Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Company Permit.  All applications required to have been filed for the renewal of such Company Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Company Permits have been duly made on a timely basis with the appropriate Persons.  All Company Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

Section 3.10. Internal Accounting Controls.  The Company maintains a system of "internal control over financial reporting" (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.11. Contracts and Commitments.

(a) Schedule 3.11 lists all contracts and agreements to which the Company is a party of any kind or nature ("Company Contracts"). Except as expressly contemplated by this Agreement or as set forth on Schedule 3.11, the Company is not a party to or bound by any written or oral contract or agreement.

(b) Each Company Contract is a valid and binding agreement of the Company, and is in full force and effect.  The Company is not in breach or default of any Company Contract to which it is a party and, to the Knowledge of the Company, no other party to any Company Contract is in breach or default thereof.  No event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Company Contract or (b) permit the Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Company Contract.  The Company has not received notice of the pending or threatened cancellation, revocation or termination of any Company Contract to which it is a party.  There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Company Contract.

(c) Except as disclosed in Schedule 3.11, the Company has not granted any power of attorney and does not have any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity

Section 3.12. Plant and Equipment.  The Company does not currently own any plants, structures or equipment, other than as may be listed in Schedule 3.14..

Section 3.13. Intellectual Property. (a) Schedule 3.13 sets forth a complete and correct list of all registrations and applications for registration of any Intellectual Property owned by the Company.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) the Company owns solely and exclusively or has the right to use pursuant to a valid license, sub-license, agreement or permission, all of the Intellectual Property used or held for use in the business of the Company as currently conducted (“Company Intellectual Property”) free and clear of all Liens, (ii) the Company Intellectual Property is all of the Intellectual Property necessary for the conduct of the business of the Company as currently conducted, and to the knowledge of the Company, is valid and enforceable, (iii) the Company has taken all measures reasonably necessary to preserve, maintain and protect the Company Intellectual Property, and (iv) to the knowledge of the Company, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any Company Intellectual Property.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company has not interfered with, infringed upon, misappropriated or otherwise violated any Intellectual Property rights of third parties in any way, and, to the knowledge of the Company, no third party has interfered with, infringed upon, misappropriated or otherwise violated any Company Intellectual Property owned by the Company or any of its Subsidiaries.

For purpose of this Section 3.13, the term Intellectual Property” means all U.S. and foreign: (A) trademarks, service marks, trade names, Internet domain names, designs, trade dress, business names, corporate names, Internet domain names, logos, slogans, and all other indicia of origin together with goodwill, registrations, renewals and applications relating to the foregoing ("Trademarks"); (B) inventions (whether or not patentable or reduced to practice), all improvements thereto, and patents and industrial designs (including utility models, designs and industrial property) and pending patent and industrial design applications, invention and patent disclosures, together with all renewals, reissues, reexaminations, divisionals, revisions, continuations, continuations-in-part and extensions thereof ("Patents"); (C) works of authorship (whether or not copyrightable), registered and unregistered copyrights, mask works, database rights and moral rights, together with all applications therefor and renewals thereof ("Copyrights");  (D) trade secrets, confidential information (including technical data, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), technology, know-how, inventions, processes, techniques, protocols, product specifications, data, compositions, industrial models, architectures, layouts, designs, drawings, plans, specifications, ideas, research and development, formulae, algorithms, models, and methodologies ("Trade Secrets"); (E) all rights of privacy and publicity, including rights to use the names, likenesses, images, voices, signatures and biographical information of real persons; and (F) all other registrations, issuances, certificates and associated intellectual or industrial property with respect to any of the foregoing (A)-(E).

Section 3.14. Title to Properties; Encumbrances.  The Company has good, valid and marketable title to all the properties and assets which it purports to own (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Company Balance Sheet (except for personal property having an aggregate book value not in excess of $1,000 sold since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice), and all the properties and assets purchased by the Company since the date of the Company Balance Sheet, which subsequently acquired properties and assets (other than inventory) having an aggregate book value in excess of $1,000 are listed in Schedule 3.14.  All properties and assets reflected in the Company Balance Sheet have a fair market or realizable value at least equal to the value thereof as reflected therein, and, except as disclosed in Schedule 3.14, all such properties and assets are free and clear of all title defects or objections, Liens or other encumbrances of any nature whatsoever including, without limitation leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) Liens shown on the Company Balance Sheet as securing specified liabilities or obligations and Liens incurred in connection with the purchase of property and/or assets, if such purchase was effected after the date of the Company Balance Sheet, with respect to which no default exists; (b) minor imperfections of title, if any, none of which are substantial in amount, materially detract from the value or impair the use of the property subject thereto, or otherwise have a Material Adverse Effect on the Company and which have arisen only in the ordinary course of business and consistent with past practice since the date of the Balance Sheet; and (c) Liens for current taxes not yet due.

Section 3.15. Leases. Schedule 3.15 contains an accurate and complete description of the terms of all leases pursuant to which the Company leases real or personal property.  Except as set forth in Schedule 3.20, all such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect; there are no existing defaults by the Company thereunder; no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder; and all lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of the lessee under such leases.

Section 3.16. Inventory.  All inventory of the Company, whether reflected in the Company Balance Sheet or otherwise, consists of a quality and quantity usable and salable in the ordinary course of business, except for items of obsolete materials and materials of below-standard quality, all of which have been written down in the Balance Sheet to realizable market value or for which adequate reserves have been provided therein.  The quantities of all inventory of the Company are reasonable and warranted in the present circumstances of its business.

Section 3.17. Tax Matters.  (a) The Company has filed all Tax Returns required to be filed by or on behalf of the Company (on or prior to the Closing Date) and has paid when due all Taxes of the Company required to have been paid (whether or not reflected on any Tax Return).  All such Tax Returns were accurately and completely prepared and comply with all Applicable Laws.  The Company Financial Statements reflect an adequate reserve and fully accrue all actual and contingent liabilities for unpaid Taxes with respect to all periods through the date thereof and the Company has made adequate provision for unpaid Taxes after that date in its books and records. No Company Tax Return has ever been examined or audited by any Governmental Authority.  There are no Liens with respect to Taxes on the Company’s property or assets and there are no Tax rulings, requests for rulings, or closing agreements relating to the Company for any period (or portion of a period) that would affect any period after the date hereof.  There are no unsatisfied liabilities for Taxes, including Company Tax liabilities for interest, additions to tax and penalties thereon and related expenses, with respect to which any notice of deficiency or similar document has been received by the Company.

(b) There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Company, nor is any such claim or dispute pending or contemplated.  The Company has not received notice of any such audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes with respect to any periods.

(c) The Company is not and has not been a party to any Tax allocation or sharing agreement.

Section 3.18. Insurance.  The Company does not currently carry insurance of any kind and management of the Company has determined in the course of a completing an internal risk assessment that the Company does not currently require insurance to protect it, its personnel or its assets against business risk or other liabilities.  The Company has not been refused any insurance coverage applied for that is material to the business of the Company, and the Company has no reason to believe that it will not be able to obtain insurance coverage as and when management determines that the acquisition of coverage is prudent at a cost that would not have a Material Adverse Effect.

Section 3.19. Employee Relations.

(a) The Company does not have any employees.  The functions of executive officers are performed by consultants.  No consultant to the Company who provides services material to the conduct of the Company’s business or proposed business has notified the Company that such consultant intends to leave the Company or otherwise terminate his relationship with the Company.  No Person who has a relationship with the Company is, or is now expected to be, in violation of any material term of any contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

(b) The Company is in compliance with all federal, state and local laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.20. Stock Option Plans; Employee Benefits.  The Company has no stock option plans providing for the grant by the Company of stock options or other securities or stock appreciation rights, phantom stock or similar rights, to directors, officers, or employees or any other Persons.  The Company has no employee benefit plans or arrangements covering their present or former employees, officers or directors or providing benefits to such persons in respect of services provided the Company.

Except as described in Schedule 3.20, the Company is not a party to, or bound by, any bonus, deferred compensation, incentive compensation, severance or termination pay, hospitalization or other medical, life or other insurance, profit-sharing, pension, or retirement plan, program, agreement or arrangement, or any other employee benefit plan, program, agreement or arrangement (other than arrangements involving the payment of wages), sponsored, maintained or contributed to or required to be contributed to by the Company for the benefit of any current or former employee, director or officer of the Company whether formal or informal and whether legally binding or not, with respect to which the Company has or may in the future have any liability or obligation to contribute or make payments or any kind.

Section 3.21. Suppliers and Customers.  The Company maintains good relationships with each of its suppliers and customers and has not taken any action that would jeopardize its relationships with its suppliers and customers nor does it have any reason to believe that its relationship with its suppliers and customers will change in any material way in the foreseeable future.

Section 3.27. Environmental Laws.  The Company (a) is not subject to any Environmental Laws (as hereinafter defined) and (b) is not currently required to possess any permits, licenses, registrations, authorizations and other approvals required of it under applicable Environmental Laws (hereinafter "Environmental Permits") to conduct its business.  There are no actions, proceedings or investigations pending or, to the Company's best Knowledge after making appropriate investigation, threatened before any governmental environmental regulatory body, or before any court, alleging noncompliance by the Company with any Environmental Laws.  To the Company's Knowledge: (i) there is no reasonable basis for the institution of any action, proceeding or investigation against the Company under any Environmental Law; (ii) the Company is not responsible under any Environmental Law for any release by any person at or in the vicinity of any real property it owns or leases of any hazardous substance caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment; (iii) the Company is not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, chemical, pollutant or contaminant into the environment; (iv) no real property owned or leased by the Company contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which violates any Environmental Law.

As used herein, the term "Environmental Laws" means all federal, state or local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 3.28. Litigation, etc.  There are no Actions pending or, to the Company’s Knowledge, threatened against or affecting the Company or any of its properties or assets, or any present or former officer, director or employee of the Company, or pending or threatened by the Company against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); and there is no basis for any of the foregoing.  There is no action, suit or proceeding which the Company intends to initiate.  The Company is not subject to any judgment, order or decree of any court or other governmental agency.  Neither the Company nor to the best of the Company’s Knowledge, any director or officer thereof, is or has been the subject of any action, suit, proceeding or order involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

Section 3.29. Changes.  Since December 31, 2009, the Company has not:

(a) suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business;

(b) made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

(c) created or permitted to exist any Lien on any material property or asset of the Company;

(d) issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any equity security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

(e) declared, set aside, made or paid any dividend or other distribution to any of its shareholders;

(f) terminated or modified any material Company Contract, except for termination upon expiration in accordance with the terms thereof;

(g) released, waived or cancelled any claims or rights relating to or affecting the Company or instituted or settled any Proceeding involving the Company;

(h) paid, discharged or satisfied any claim, obligation or liability;

(i) created, incurred, assumed or otherwise become liable for any indebtedness of any kind;

(j) guaranteed or endorsed any obligation or net worth of any Person;

(k) acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

(l) changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP; or

(m) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

Section 3.30. Interested Party Transactions.  No officer, director or principal stockholder of the Company or any Affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly, immediately prior to or after the consummation of the Share Exchange (a) an interest in any Person which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company and its subsidiary, or (ii) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish the Company and its subsidiary any goods or services; (b) a beneficial interest in any contract or agreement to which the Company or its subsidiary is a party or by which either may be bound or affected; or (c) any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or its subsidiary.

Section 3.31. Foreign Corrupt Practices Act.  Neither the Company, nor to the Knowledge of the Company, any agent or other person acting on behalf of the Company, has, directly or indirectly: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by the Company (or made by any Person acting on their behalf of which the Company is aware) or any members of their respective management which is in violation of any Legal Requirement, or (d) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to the Company.

Section 3.32. No Brokers or Finders.  No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

Section 3.33. Disclosure.  The Company confirms that neither it nor any Person acting on its behalf has provided the Company Shareholders or their agents or counsel with any information that the Company believes constitutes material, non-public information, except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by the Company in the Form 8-K. The Company understands and confirms that the Acquiror Stockholder will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All of the representations and warranties of the Company and the Company Principals set forth in this Agreement are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUIROR STOCKHOLDER

Acquiror and the Acquiror Stockholder hereby jointly and severally represent and warrant to the Company and the Company Shareholders that:

Section 4.01. Organization and Qualification.  Acquiror is duly organized, validly existing and in good standing under the laws of Nevada, has all requisite corporate authority and power, governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it.  Acquiror is not qualified as a foreign entity to do business in any state.  Acquiror has not conducted business under or otherwise used for any purpose any fictitious name, assumed name, trade name or other name.

Section 4.02. Subsidiaries.  Acquiror does not have any subsidiaries and does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any other Person.

Section 4.03. Capitalization of Acquiror.  The authorized capital stock of Acquiror consists of 100,000,000 shares of Acquiror Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share.  As of the Closing Date, there will be 1,125,000 shares of Acquiror Stock outstanding, and no shares of Acquiror's preferred stock will be outstanding or designated.  All shares of Acquiror Stock currently outstanding have been duly authorized, validly issued and are fully paid and non-assessable.  There are no outstanding options, warrants, calls, stock appreciation rights, phantom stock or similar rights with respect to any securities of the Company, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require Acquiror to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of securities or that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and right occurring in respect of holders of the capital stock of Acquiror.  There are no conditions or circumstances that may give rise to or provide a basis for the assertion of a claim by any Person that such Person is entitled to acquire or receive from Acquiror any shares of Acquiror's capital stock.  The issuances of all of the outstanding shares of Acquiror Stock have been in compliance with U.S. federal and state securities laws, all other Laws and Acquiror’s Organizational Documents.  There are no bonds, debentures, notes or other indebtedness of Acquiror having the right to vote (or convertible into, or exchangeable for or carrying a right or option to purchase, securities having the right to vote or consent) in respect of any matters as to which holders of Acquiror Stock may vote.

Section 4.04. Authorization.  Acquiror has all requisite authority and corporate power, governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which Acquiror is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which Acquiror is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which Acquiror is a party.  The execution, delivery and performance by Acquiror of this Agreement and each of the Transaction Documents to which Acquiror is a party have been duly authorized by all necessary corporate action and do not require from Acquiror Board any consent or approval that has not been validly and lawfully obtained.  The execution, delivery and performance by Acquiror of this Agreement and each of the Transaction Documents to which Acquiror is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person.  Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto, this Agreement and each of the other Transaction Documents to which Acquiror is a party are duly authorized, executed and delivered by Acquiror and constitute the legal, valid and binding obligations of Acquiror, enforceable against Acquiror in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally

Section 4.05. No Violation.  Neither the execution nor the delivery by Acquiror of this Agreement or any other Transaction Document to which Acquiror is a party, nor the consummation or performance by Acquiror of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of Acquiror (b) contravene, conflict with, or result in a violation of, any Law or Order to which Acquiror, or any of the properties or assets owned or used by Acquiror, may be subject; or (c) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by Acquiror or that otherwise relate to the business of, or any of the properties or assets owned or used by, Acquiror.  Acquiror has delivered to the Company accurate and complete (through the date hereof) copies of: (i) the stock records of Acquiror; and (ii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the holders of Acquiror Stock, the board of directors of Acquiror.  There have been no formal meetings held of, or corporate actions taken by, the stockholders of Acquiror or the board of directors of Acquiror that are not fully reflected in the documents described in clauses (i) and (ii) above.  The books of account, stock records, minute books and other records of Acquiror are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with all applicable Laws and prudent business practices.

Section 4.06. No Conflicts.  The execution, delivery and performance of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby will not (i) conflict with or violate the articles of incorporation or bylaws of Acquiror or (ii) result in a violation of any Law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to Acquiror or by which any property or asset of Acquiror is bound or affected.

Section 4.07. Consents.  Acquiror is not required to obtain any consent, approval, authorization, declaration of permit of, action by, filing with, notification to or order of any Governmental Entity or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement.

Section 4.08. Certain Proceedings.  There is no pending Proceeding that has been commenced against Acquiror and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.  To the Knowledge of Acquiror, no such Proceeding has been threatened.

Section 4.09. No Operations.  Since its formation, Acquiror has not conducted any business.  Acquiror is not a party to any agreement or contract, whether written or oral, except for its agreements with its professional service providers, this Agreement and each of the other Transaction Documents. Acquiror owns no property of any kind or nature and has, since its organization, been a "shell company," as such term is defined in Rule 12b-2 promulgated under the Exchange Act.  The assets of Acquiror described on the Acquiror Balance Sheet represent all of the assets of Acquiror as of the date thereof.

Section 4.10. Registration under Exchange Act. Acquiror's class of common stock is registered under Section 12(g) of the Exchange Act and Acquiror is subject to the periodic reporting requirements of Section 13 of the Exchange Act.

Section 4.11. SEC Documents.  Acquiror has heretofore made available to the Company (either by physical delivery or through the SEC's EDGAR portal) true, complete and correct copies of all SEC Documents.  Except as otherwise described in the SEC Documents, the financial statements included in the SEC Documents complied when filed as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), have been prepared in accordance with GAAP, applied on a consistent basis during the periods involved (except, in the case of unaudited financial statements, as permitted by the rules and regulations of the Commission) and fairly present, subject, in the case of the unaudited financial statements, to customary year end audit adjustments, the financial position of Acquiror as at the dates thereof and the results of its operations and cash flows.  The financial statements included in Acquiror's Annual Report on Form 10-K/A for the year ended December 31, 2010 accurately reflect all obligations and liabilities of Acquiror, including all debt of Acquiror owed to any Person, including its security holders, a list of which is set forth on Schedule 4.11 all of which shall be cancelled and forgiven by the holders of debt instruments as of the Closing Date in accordance with the terms of the Cancellation Agreement, the form of which is attached hereto as Exhibit A (the “Cancellation Agreement”).

Section 4.12. No Undisclosed Liabilities.  Acquiror has no liabilities or obligations of any nature or kind whatsoever, whether absolute, accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation, which were not fully reflected in the SEC Documents, except for liabilities and obligations incurred in the ordinary course of business since the date thereof, as described in Section 4.13, below.

Section 4.13. Absence of Certain Changes.  Since December 31, 2009, the Acquiror Company has not:

(a) suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business;

(b) made any loans or advances to any Person other than reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

(c) created or permitted to exist any Lien on any material property or asset of the Acquiror;

(d) issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

(e) declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

(f) entered into any contract, except in connection with the transactions contemplated by the Share Exchange;

(g) released, waived or cancelled any claims or rights relating to or affecting the Acquiror Company or instituted or settled any Proceeding involving the Acquiror Company;

(h)  paid, discharged or satisfied any claim, obligation or liability, other than in the ordinary course of business;

(i) created, incurred, assumed or otherwise become liable for any indebtedness of any kind;

(j) guaranteed or endorsed any obligation or net worth of any Person;

(k) acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

(l) changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP; or

(m) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

Section 4.14. Tax Returns and Payments.  Acquiror has filed with the appropriate governmental authority, all Tax Returns as required by law to be filed on or before the date of this Agreement, and Acquiror has paid all taxes to be due on said returns, any assessments made against Acquiror and all other taxes, fees and similar charges imposed on Acquiror by any Governmental Authority.  No tax liens have been filed and no claims are being assessed and no returns are under audit with respect to any such taxes, fees or other similar charges.  Acquiror has provided the Company with true and complete copies of all such Tax Returns.

Section 4.15. Compliance with Applicable Laws. Acquiror is in compliance with all applicable Laws, including those relating to occupational health and safety, the environment, export controls, trade sanctions, money laundering and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.  Acquiror has not received any written communication from a Governmental Entity that alleges that Acquiror is not in compliance in any material respect with any applicable Law.  Acquiror is in compliance with all effective requirements of the Sarbanes-Oxley Act that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

Section 4.16. Litigation.  There is no Action pending against, or, to the Knowledge of Acquiror, threatened against, Acquiror, any present or former officer, director or employee of Acquiror in their respective capacities as such or any Person for whom Acquiror may be liable or any of their respective properties before (or, in the case of threatened actions, suits, investigations or proceedings, would be before) any arbitrator or Governmental Authority, or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby. Acquiror is not subject to any judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against, or, to the Knowledge of Acquiror, investigation by any Governmental Authority involving, Acquiror.

Section 4.17. Governmental Consent.  Other than as may be required in connection with the transactions contemplated by this Agreement and its obligations under the Exchange Act, no notices, reports or other filings are required to be made nor are any consents, registrations, approvals, permits, authorizations or designations required to be obtained by Acquiror prior to the date hereof from any court, governmental or regulatory authority, agency, commission, body or other governmental entity, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of Acquiror to consummate the transactions contemplated by this Agreement.

Section 4.18. Employees and Employee Compensation.  Acquiror does not currently have and has never had any full-time employees and does not owe any compensation to any Person.  Acquiror is not a party to, or bound by, any bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, other employee benefit plan, program, agreement or arrangement.

Section 4.19. Investment Company. Acquiror is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.20. Securities Laws.  Assuming the accuracy of the representations and warranties of the Company Shareholders set forth in Article III, when issued pursuant to this Agreement, the Exchange Shares will be issued and sold in accordance with exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of all applicable state securities laws.

Section 4.21. Duly Authorized.  The issuance of the Exchange Shares pursuant to this Agreement has been duly authorized and, upon delivery to the Company Shareholders of certificates therefor in accordance with the terms of this Agreement, such Exchange Shares will have been validly issued and fully paid, and will be non-assessable, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Company Shareholders and restrictions on transfer imposed by this Agreement and the Securities Act.

Section 4.22. No Integrated Offering.  Assuming the accuracy of the Company Shareholders’ representations and warranties set forth in Article II, neither Acquiror, nor any of its Affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Exchange Shares to be integrated with prior offerings by Acquiror for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

Section 4.23. Officers and Directors.  Jonathan Patton is the sole director and officer of Acquiror.  There are no other officers or directors of the Company.  To the Knowledge of the Company, none of the past or present officers or directors of the Company have been convicted in a criminal proceeding or are subject to a pending criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five (5) years that resulted in a judgment, decree or final Order prohibiting activities subject to federal or state securities laws, or a finding of any violation of federal or state securities laws.

Section 4.25. Certain Registration Matters. Other than in connection with the Agreement, Acquiror has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of Acquiror registered with the SEC or any other governmental authority that have not been satisfied.

Section 4.26. No Brokers or Finders.  No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Acquiror Stockholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

Section 4.27. Accuracy of Information Furnished.  No representation, statement, or information contained in this Agreement (including the schedules) or any document executed in connection herewith or delivered pursuant hereto, or made available or furnished to the Company or its representatives by Acquiror or its representatives contains any untrue statement of a material fact, or omits any material fact necessary to make the information contained therein not misleading.  Acquiror has provided (or caused to be provided) to the Company correct and complete copies of all documents listed or described in the Disclosure Schedule provided by Acquiror hereunder or as otherwise requested by the Company.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF ACQUIROR STOCKHOLDER

The Acquiror Stockholder represents and warrants to the Company and each Company Shareholder as follows:

Section 5.01. Authority.  The Acquiror Stockholder has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the other Transaction Documents to which the Acquiror Stockholder is a party and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which the Acquiror Stockholder is a party, and to perform its obligations under this Agreement and each of the other Transaction Documents to which the Acquiror Stockholder is a party.  The execution, delivery and performance by the Acquiror Stockholder of this Agreement and each of the other Transaction Documents to which the Acquiror Stockholder is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person.  Assuming this Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Acquiror Stockholder, this Agreement and the other Transaction Documents to which the Acquiror Stockholder is a party constitutes the legal, valid and binding obligation of the Acquiror Stockholder, enforceable against it in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 5.02. No Conflict.  Neither the execution or delivery by the Acquiror Stockholder of this Agreement or any other Transaction Document to which the Acquiror Stockholder is a party, nor the consummation or performance by the Acquiror Stockholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the Acquiror Stockholder is a party or by which the properties or assets of the Acquiror Stockholder is bound; (b) contravene, conflict with, or result in a violation of, any Law or Order to which the Acquiror Stockholder, or any of the properties or assets of the Acquiror Stockholder, may be subject; or (c) require the consent of any third party or Governmental Authority.

Section 5.03. Litigation.  There is no pending Proceeding against the Acquiror Stockholder that involves the Acquiror Stock held by the Acquiror Stockholder, or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the Knowledge of the Acquiror Stockholder, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

Section 5.04. No Brokers or Finders.  No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Acquiror Stockholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

ARTICLE VI
CONDITIONS PRECEDENT OF THE ACQUIROR

The Acquiror’s obligation to acquire the Company Shares and to take the other actions required to be taken by the Acquiror at the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Acquiror, in whole or in part):

Section 6.01. Accuracy of Representations and Warranties.  The representations and warranties of the Company and the Company Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement, and as of the Closing Date, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

Section 6.02. Performance of Covenants.  All of the covenants, agreements and obligations that the Company and the Company Shareholders are required to perform or to comply with on or prior to the Closing Date pursuant to this Agreement (considered collectively), and each of these covenants, agreements and obligations (considered individually), must have been duly performed and complied with in all material respects to the extent required to be performed as of the Closing Date.

Section 6.03. Preparation of Form 8-K.  A final draft of the Form 8-Kshall have been approved by the Acquiror and its legal advisors.

Section 6.04. Consents.  All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company and/or the Company Shareholders for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by the Company or the Company Shareholders, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror.

Section 6.05. Closing Documents.  The Company and the Company Shareholders must deliver to the Acquiror at the Closing of the Share Exchange:

(a)  certificates evidencing the Company Shares, each accompanied by a duly executed stock power duly endorsed in blank, in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to permit the transfer of the certificates to Acquiror;

(b) each of the Transaction Documents to which the Company and/or the Company Shareholders are a party, duly executed by the Company and/or the Company Shareholders, as the case may be, including the Registration Rights Agreement;

(c) a certificate executed by the President of the Company certifying (i) the satisfaction of the conditions specified in Article VI relating to the Company; (ii) that the Company's capitalization has not changed from that set forth in Schedule 3.07, (iii) that there has been no material change in the financial condition or prospects of the Company since the date of this Agreement, and (iv) certifying attached copies of the resolutions of the Company Board approving this Agreement, the other Transaction Documents to which it is a party, and the transactions contemplated hereby are in full force and effect;

(d) a certificate executed by each of the President and the Chief Financial Officer of the Company as to the accuracy of the Company Financial Statements, substantially in the form attached hereto as Exhibit B;

(e) certificate of good standing of the Company from the Secretary of State of Texas, dated within ten days of the Closing; and

(f) such other documents as the Acquiror may reasonably request.

Section 6.06. No Proceedings.  There shall not have been commenced or threatened against the Acquiror, the Acquiror Stockholder, the Company or the Company Shareholders or against any Affiliate of any of them, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

Section 6.07.  No Claim Regarding Share Ownership or Consideration.  There shall not have been made or threatened by any Person any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of any Company Shares or any other shares, voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Acquiror Stock.

Section 6.08. Delivery of Audit Report and Financial Statements.  The Company shall have completed and delivered the Company’s audited and interim financial statements for all periods required to be filed in the Form 8-K.

Section 6.09. No Material Adverse Change.  There shall not have been any occurrence, event, incident, action, failure to act, or transaction since December 31, 2009, which has had or is reasonably likely to cause a Material Adverse Effect on the Company.

Section 6.10. Lock-Up Agreements.  The persons identified in Schedule 6.10 shall have executed and delivered Lock-Up Agreements in the form attached hereto as Exhibit C.

Section 6.11. Satisfactory Completion of Due Diligence.  Acquiror shall have completed its legal, accounting and business due diligence of the Company and the results thereof shall be satisfactory to Acquiror in its sole and absolute discretion.

ARTICLE VII
CONDITIONS PRECEDENT OF THE COMPANY AND THE COMPANY SHAREHOLDERS

The Company Shareholders’ obligation to transfer the Company Shares and the obligations of the Company to take the other actions required to be taken by the Company in advance of or at the Closing Date are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Company and the Company Shareholders jointly, in whole or in part):

Section 7.01.  Accuracy of Representations.  The representations and warranties of the Acquiror and Acquiror Stockholder set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement, and as of the Closing Date, except to the extent a representation or warranty is expressly limited by its terms to another date.

Section 7.02. Performance by the Acquiror.  All of the covenants, agreements and obligations that the Acquiror and Acquiror Stockholder are required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants, agreements and obligations (considered individually), must have been performed and complied with in all respects.

Section 7.03. Certificate of Acquiror Stockholder.  The Acquiror Stockholder will have delivered to the Company an executed certificate, dated the Closing Date certifying the satisfaction of the conditions specified in Section 7.01 and Section 7.02 relating to the Acquiror Stockholder.

Section 7.04. Consents.  All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Acquiror for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiror.

Section 7.05. Appointment of Officers and Directors.

(a) The following persons shall be appointed to serve in the capacities set forth opposite their respective names, effective upon the Closing Date:

Michael Hathaway	President and Chief Executive Officer

Christopher R. Wilder	Chairman and Chief Operations Officer

G. Mark Griffith	Secretary and Executive Vice President of Sales and Business Development

Michael Noonan	Treasurer and Chief Financial Officer.

(b) The size of Acquiror's Board of Directors shall have been increased to four and each of Michael Hathaway, Christopher Wilder, G. Mark Griffith and Michael Noonan shall have been appointed as directors of the Acquiror to fill the vacancies created by the increase in the size of the board; in the case of Michael Hathaway, said appointment to be effective immediately, and in the case of each other appointee, said appointment to be effective upon the expiration of the applicable waiting period under Rule 14f-1 of the Exchange Act.

Section 7.06. Closing Documents.  Acquiror will have delivered the following documents to the Company and/or the Company Shareholders:

(a) the Acquiror shall have delivered to the Company a certificate, dated the Closing Date, executed by an officer of the Acquiror;

(b) a President’s Certificate, dated the Closing Date, certifying (i) the satisfaction of the conditions specified in Article VII relating to the Acquiror, (ii) that Acquiror's capitalization has not changed from that set forth in Section 4.03, (iii) that there has been no material change in the financial condition of Acquiror since the date of this Agreement, and (iv) certifying attached copies of the resolutions of the Acquiror Board that, among things, approve this Agreement, the other Transaction Documents to which it is a party, and the transactions contemplated hereby are in full force and effect;

(c) a Certificate of Good Standing of the Acquiror from the State of Nevada dated a date within ten (10) days of the Closing Date;

(d) each of the Transaction Documents to which the Acquiror is a party, duly executed by the Acquiror;

(e) each of the Transaction Documents to which the Acquiror Stockholder is a party, duly executed by the Acquiror Stockholder;

(f) the resignation of Jonathan Patton as an officer of the Acquiror effective as of the Closing and as a director of the Acquiror to be effective upon expiration of the applicable waiting period under Rule 14f-1 of the Exchange Act;

(g) the Certificate of Amendment in form suitable for filing with the Secretary of State of Nevada,; and

(h) such other documents as the Company or the Company Shareholders may reasonably request.

Section 7.07. No Proceedings.  Since the date of this Agreement, there shall not have been commenced or threatened against the Acquiror, the Company or the Company Shareholders, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the date of this Agreement) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby or by the Transaction Documents, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

Section 7.08. No Claim Regarding Stock Ownership or Consideration.  There shall not have been made or threatened by any Person any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of any Acquiror Stock or any other stock, voting, equity, or ownership interest in, the Acquiror or (b) is entitled to all or any portion of the Acquiror Stock.

Section 7.09. Applicable Exemption from Registration under Securities Act.  The Company and the Company Shareholders shall be satisfied that the issuance of the Exchange Shares by the Acquiror to the Company Shareholders, in connection with the Share Exchange, shall be exempt from registration pursuant to Section 4(2) of the Securities Act or any other applicable exemption therefrom.

Section 7.10. No Bankruptcy Proceedings.  No proceeding in which the Acquiror shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against the Acquiror or under any United States, state or foreign bankruptcy or insolvency law.

Section 7.11. Form 8-K.  A final draft of the Form 8-K shall have been approved by the Company and its legal advisors.

Section 7.12. No Material Adverse Change.  There shall not have been any occurrence, event, incident, action, failure to act, or transaction since December 31, 2009, which has had or is reasonably likely to cause a Material Adverse Effect on Acquiror.

Section 7.13.  Satisfactory Completion of Due Diligence.  The Company shall have completed its legal, accounting and business due diligence of the Acquiror and the results thereof shall be satisfactory to the Company in its sole and absolute discretion.

Section 7.14. SEC Reports.  The Acquiror shall have filed all reports and other documents required to be filed by it under the federal securities laws through the Closing Date.

Section 7.15. Indemnification and Release from Liabilities.  The Acquiror Stockholder shall have delivered to the Company an Indemnification Agreement in the form attached hereto as Exhibit D pursuant to which it agrees to (a) indemnify Acquiror for any liabilities existing as of or prior to the Closing Date, including, but not limited to: (i) any agreement with any third parties under which the Acquiror has a payment obligation (whether in cash or in kind), including in respect of any guarantees; (ii) any notes or other indebtedness payable of the Acquiror as at the Closing Date; and (iii) any auditor, transfer agent and Edgar filer invoices, and (b) forgive and cancel any amounts due under promissory note(s) payable to the Acquiror Stockholder, as listed in Schedule 7.15.

Section 7.16. Lock-up Agreements.  The Acquiror Stockholder shall have executed and delivered a Lock-Up Agreement.

Section 7.17. Cancellation Agreement.  The Acquiror Stockholder shall have executed and delivered to the Company the Cancellation Agreement, pursuant to which he forgives and cancels the entire principal amount due under the Notes and all interest accrued thereon and relieves Acquiror from any obligations thereunder.

ARTICLE VIII
COVENANTS

Section 8.01. Issuance of Stock Certificates. As soon as practicable following the Closing and the completion of the various transactions contemplated hereby, Acquiror shall deliver to the Company Shareholders certificates evidencing the Exchange Shares registered in the names of the Company Shareholders and in the respective denominations set forth on Schedule 1.01.

Section 8.02. Cooperation; Consents.  Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Share Exchange and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.  If, at any time after the date of this Agreement, any further action is necessary or desirable to carry out the purposes of this Agreement, the parties will take all such lawful and necessary action.

Section 8.03. Securities Laws.  The Acquiror and the Company shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable federal and state securities laws in connection with the issuance of the Exchange Shares in connection with this Agreement.

Section 8.04. No Liabilities.  The Acquiror shall extinguish, satisfy or assign all liabilities such that at the date of Closing, the Acquiror shall have no liabilities or obligations whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise except for any nominal tax or other liabilities which shall not exceed in the aggregate $100.

Section 8.05. Schedule 14f Notice Filing.  Promptly following the Closing, the Company and Acquiror shall file with the SEC the Schedule 14f-1 Notice in connection with the consummation of this Agreement.  Acquiror shall cause the Schedule 14f Notice to be mailed to its stockholders as promptly as practicable thereafter. As directed by the Company, the Acquiror and the Acquiror Stockholder will use their best efforts to ensure that Jonathan Patton, the sole current director of the Acquiror, will remain a director of the Acquiror until the expiration of the 10-day period beginning on the date of the filing of the Schedule 14f Notice, that the designation of the Company’s directors set forth in Section 7.05 not be changed and that he otherwise takes no material actions as a director of the Acquiror without the consent of the Company.

Section 8.06.  Filing of Schedule 14C Notice Filing.  Promptly following the Closing, the Company and Acquiror shall file with the SEC a Schedule 14C in connection with the amendment of Acquiror's Articles of Incorporation to change Acquiror's name.  Acquiror shall cause the Schedule 14C Notice to be mailed to its stockholders as promptly as practicable thereafter.

Section 8.07. Amendment of Certificate of Incorporation.  Upon the expiration of twenty calendar days after the date on which Acquiror mails the Schedule 14C Notice to its stockholders, Acquiror shall file a Certificate of Amendment to the Articles of Incorporation of the Acquiror to change Acquiror's name to "Tiga Energy Services, Inc." and otherwise take such action as may be necessary to cause such amendment to take effect.

Section 8.08. Filing of Form 8-K. Acquiror shall file, within four (4) business days of the Closing Date, the Form 8-K as approved by Acquiror and the Company and the respective legal advisors.

Section 8.09. Assistance with Post-Closing SEC Reports and Inquiries.  Upon the reasonable request of the Company, after the Closing Date, the Acquiror Stockholder shall use its reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of the Acquiror occurring, reported or filed prior to the Closing, as may be necessary or required by the Acquiror for the preparation of the post-Closing Date reports that the Acquiror is required to file with the SEC to remain in compliance and current with its reporting requirements under the Securities Act and/or Exchange Act, or filings required to address and resolve matters as may relate to the period prior to the Closing and any SEC comments relating thereto or any SEC or other inquiry in respect thereof.

Section 8.10. Filing of Certificate of Share Exchange with the Texas Secretary of State.  Promptly following the Closing, Acquiror shall file a Certificate of Share Exchange with the Secretary of State of Texas and otherwise take such action as may be necessary to cause the Share Exchange to be effective under Texas law.
.
Section 8.11. Cancellation of Notes.  Concurrent with the Closing, the Acquiror Stockholder is forgiving all amounts due under the Notes, all as described in and pursuant to the Cancellation Agreement.

Section 8.12.  Registration Rights.  Acquiror shall file, within one hundred and eighty (180)] days after the Closing Date and at its expense, with the SEC a registration statement covering the resale of the securities listed in Schedule 8.12, all in accordance with and subject to the terms and conditions of the form of Registration Rights Agreement attached hereto as Exhibit E.

Section 8.13. No Solicitation.   Neither Acquiror, the Acquiror Stockholder, the Company nor the Company Shareholders shall (a) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities of Acquiror or the Company (as applicable), or any assets of Acquiror or the Company (as applicable) (including any acquisition structured as a merger, consolidation, share exchange or other business combination or “going public” or “reverse merger” transaction), (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing, or (c) take any other action that is inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby. Each shall notify the other immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

Section 8.14. Preservation of Business. From the date of this Agreement until the Closing Date, each of the Company and Acquiror shall, except as otherwise permitted by the terms of this Agreement, operate only in the ordinary and usual course of business consistent with its past practices and shall use reasonable commercial efforts to (a) preserve intact its business organization, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other Persons material to the operation of its business, and (c) not permit any action or omission that would cause any of its representations or warranties contained herein to become inaccurate or any of its covenants to be breached in any material respect.

Section 8.15. Confidentiality.

(a) The Acquiror, the Acquiror Stockholder, the Company Shareholders and the Company will maintain in confidence and will not use, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence and not use, other than in connection with the preparation of this Agreement and any other Transaction Document or as may be required by such Party in its analysis of the merits of the Share Exchange, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement and any other information about the Acquiror or the Company and their business hereafter provided, including any information in the draft Form 8-K whi8ch may be reviewed by any of the foregoing, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal Proceedings.

(b) In the event that any party is required to disclose any information of another party pursuant to clause (ii) or (iii) of Section 8.15(a), the party requested or required to make the disclosure (the “Disclosing Party”) shall provide the party that provided such information (the “Providing Party”) with prompt notice of any such requirement so that the Providing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 8.15(b).  If, in the absence of a protective order or other remedy or the receipt of a waiver by the Providing Party, the Disclosing Party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the Providing Party, the Disclosing Party may, without liability hereunder, disclose only that portion of the Providing Party’s information which such counsel advises is legally required to be disclosed, provided that the Disclosing Party exercises its reasonable efforts to preserve the confidentiality of the Providing Party’s information, including, without limitation, by cooperating with the Providing Party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the Providing Party’s information.

(c) If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such confidential written information as the other party may reasonably request.

Section 8.16. SEC Filings by Affiliates.  Each of Acquiror and the Company shall use its best efforts to cause its affiliates to file all reports, schedules and forms required to be filed by such Persons within the time periods required by such reports, schedules and forms.

Section 8.17. Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

ARTICLE IX
INDEMNIFICATION

Section 9.01. Survival.  All representations, warranties, covenants, and obligations contained in this Agreement or any Transaction Document to which any is a party shall survive for a period of one year following the Closing Date (the "Survival Period").  The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations.  No party shall have any obligation to provide indemnification for any Losses resulting from a breach of a representation or warranty if a notice of such breach is not submitted to the Indemnifying Party within the applicable Survival Period.

 Section 9.02. Indemnification Obligations of Acquiror and Acquiror Stockholder.  From and after the Closing Date and until the expiration of the Survival Period, the Company shall reimburse, indemnify, and hold harmless Jonathan Patton, Acquiror’s sole director and officer who held office immediately prior to the Closing, and Acquiror Stockholder (each such Person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as an "Acquiror Company Indemnified Party") against and in respect of any and all Losses suffered, sustained, incurred or required to be paid by any Acquiror Company Indemnified Party, which arises or results from a third-party claim brought against an Acquiror Company Indemnified Party to the extent based on (i) a breach of any of the representations and warranties of the Company set forth in this Agreement or any other Transaction Document to which it is a party, or in any certificate delivered by the Company pursuant to this Agreement, (ii) any breach by the Company of any covenant, obligation or other agreement made by the Company in this Agreement or any other Transaction Document to which it is a party, or (iii) a third party claim based upon any acts or omissions by the Acquiror or the Company after the Closing provided such claim is not based upon acts or omissions of the Acquiror Company Indemnified Party.  Notwithstanding anything herein to the contrary, the Company shall have no obligation to indemnify or hold harmless any Acquiror Company Indemnified Party for any Losses based on the diminution in value of the Acquiror Company Common Stock.

Section 9.03. Indemnification Obligation in favor of Acquiror (post Closing), the Company and the Company Shareholders.  From and after the Closing Date and until the expiration of the Survival Period, Acquiror Stockholder  shall reimburse, indemnify and hold harmless the Acquiror, the Company, the Company Shareholders, and the executive officers, directors, and employees of Company Shareholders, Acquiror and the Company in office at any time after the closing of the Share Exchange, but excluding Jonathan Patton (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a “Company Indemnified Party”) against and in respect of any and all Losses suffered, sustained, incurred or required to be paid by any Company Indemnified Party in respect of (i) any breach of representation or warranty made by the Acquiror or the Acquiror Stockholder in this Agreement or any other Transaction Document, or in any certificate delivered by the Acquiror or the Acquiror Stockholder pursuant to this Agreement, (ii) any breach by the Acquiror or the Acquiror Stockholder of any covenant, obligation or other agreement made by the Acquiror or the Acquiror Stockholder in this Agreement or any Transaction Document, and (iii) a third-party claim based on any acts or omissions by the Acquiror or the Acquiror Stockholder through and including the Closing Date.

Section 9.04. Indemnification Procedures.

(a) In order for any Acquiror Company Indemnified Party or Company Indemnified Party (collectively, an “Indemnified Party”) to be entitled to any indemnification provided for under this Article X of this Agreement, the Indemnified Party shall deliver notice of its claim for indemnification to the party from whom indemnity pursuant to this Agreement is claimed (an “Indemnifying Party”) with reasonable promptness after determining to make such claim.  The failure by any Indemnified Party to notify the Indemnifying Party shall not relieve any relevant Indemnifying Party from any liability which it may have to such Indemnified Party under this Agreement, except to the extent that such claim for indemnification involves the claim of a third party against the Indemnified Party and the Indemnifying Party shall have been actually prejudiced by such failure.  If an indemnifying party does not notify the Indemnified Party within thirty (30) calendar days following receipt by it of such notice that such Indemnifying Party disputes its liability to the Indemnified Party under this Agreement, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of such Indemnifying Party under this Agreement and such Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined.  If an Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, such Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation or such other means as determined by the parties.

(b)  If the claim for indemnification involves a third party claim (a “Third Party Claim”), then the Indemnifying Party shall have the right, at its sole cost, expense and ultimate liability regardless of the outcome, and through counsel of its choice (which counsel shall be reasonably satisfactory to the Indemnified Party), to litigate, defend, settle or otherwise attempt to resolve such Third Party Claim;  provided, however, that if in the Indemnified Party’s reasonable judgment a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim, then the Indemnified Party shall be entitled to select counsel of its own choosing, reasonably satisfactory to the Indemnifying Party, in which event the Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such counsel.

(c) Notwithstanding the provision of Section 9.04(b), if in the Indemnified Party’s reasonable judgment no such conflict exists, the Indemnified Party may, but will not be obligated to, participate at its own expense in a defense of such Third Party Claim by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless (i) in the case where only money damages are sought, the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or (ii) in the case where equitable relief is sought, the Indemnified Party elects to participate in and jointly control the defense thereof.

(d) Whenever the Indemnifying Party controls the defense of a Third Party Claim, the Indemnifying Party may only settle or compromise the matter subject to indemnification without the consent of the Indemnified Party only if such settlement includes a complete release of all Indemnified Parties as to the matters in dispute and relates solely to money damages. The Indemnified Party will not unreasonably withhold or delay consent to any settlement or compromise that requires its consent.

(e) In the event the Indemnifying Party fails to timely defend, contest, or otherwise protect the Indemnified Party against any such claim or suit, the Indemnified Party may, but will not be obligated to, defend, contest, or otherwise protect against the same, and make any compromise or settlement thereof, and in such event, or in the case where the Indemnified Party jointly controls such claim or suit, the Indemnified Party shall be entitled to recover its costs thereof from the Indemnifying Party, including reasonable attorneys’ fees, disbursements and all amounts paid as a result of such claim or suit or the compromise or settlement thereof.

(f) The Indemnified Party shall cooperate and provide such assistance as the Indemnifying Party may reasonably request in connection with the defense of the matter subject to indemnification and in connection with recovering from any third parties amounts that the Indemnifying Party may pay or be required to pay by way of indemnification hereunder.

(g) The amount of Losses for which indemnification is provided hereunder shall be computed without regard to any insurance recovery related to such Losses.

(h) With respect to any Loss for which an Indemnified Party has made a claim for indemnification against an Indemnifying Party prior to the termination of the Survival Period in accordance with this Agreement, the Survival Period shall be deemed continued until final resolution of such claim for indemnification.

ARTICLE X
MISCELLANEOUS

Section 10.01. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, three (3) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission or electronic transmission, on the business day of such delivery if sent by 3:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine or internet system).  If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 10.3), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender).  All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses, facsimile numbers or e-mail addresses as applicable.

If to Acquiror or Acquiror Stockholder:	Attn.: Mr. Jonathan Patton 2328 B Hartford Road Austin, TX 78703 Facsimile: (866) 270-4336 Email: jp1214@gmail.com

If to the Company, Acquiror (after the Closing) or a Company Shareholder:	Tiga Energy Services, Inc. 401 Congress Avenue, Suite 1540 Austin, TX. 78701 Attn.: Mr. Michael Hathaway Facsimile: Email: mhathaway@tigaenergy.com

Section 10.02. Arbitration.  The parties acknowledge and agree that any controversy, claim or dispute arising out of or in any way relating to this Agreement, the interpretation, or breach thereof and/or the relationship between the parties shall be settled by final and binding arbitration and that a judgment upon any award rendered by the arbitrator may be rendered in any court having jurisdiction.  In reaching a decision, the arbitrator shall have no authority to change, extend, modify, or suspend any of the terms of this Agreement, but shall have the authority to order injunctive relief and/or damages pursuant to the Agreement.  The parties agree that the arbitration shall be filed with the American Arbitration Association and shall be heard in Austin, Texas.  The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of Texas or federal law, or both, as applicable to the claims(s) asserted.  If the arbitrator is a member of the Texas Bar with at least ten (10) years litigation experience in Texas, the arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under applicable sections of the Texas Civil Practice and Remedies Code.  The arbitrator shall render a written opinion setting forth the basis of the arbitrator’s decision and executed in the manner required by law.  The prevailing party shall be entitled to a reasonable sum for reasonable direct, indirect, and incidental costs and expenses incurred by the prevailing party in connection with such arbitration, including but not limited to, reasonable attorney’s fees, costs, and expenses, whether or not such action is prosecuted to judgment.

Section 10.03. Further Assurances.  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Section 10.04. Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement, the Transaction Documents or any other documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless it is in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement, the Transaction Documents or any other documents referred to in this Agreement.

Section 10.05. Entire Agreement and Modification.  This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

Section 10.06. Assignments, Successors, and No Third-Party Rights.  No party may assign any of its rights under this Agreement without the prior consent of the other parties.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties.  Except as set forth in Section 9.02 and Section 9.03, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

Section 10.07.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 10.08. Section Headings, Construction.  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

Section 10.09. Governing Law.  This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles, except to the extent the laws of Nevada are mandatorily applicable to the Transactions.

Section 10.10. Execution; Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  The exchange of signature pages via facsimile or by e-mail transmission in portable digital format, or similar format, shall constitute effective execution and delivery of this Agreement or any other Transaction Document.

SIGNATURE PAGES FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

ACQUIROR:

OPTION PLACEMENT, INC.

By:	/s/ Jonathan Patton
Jonathan Patton, President

COMPANY:

TIGA ENERGY SERVICES, INC.

By:	/s/ Michael W. Hathaway
Michael W. Hathaway, President

ACQUIROR STOCKHOLDER:

JONATHAN PATTON

/s/ Jonathan Patton

COMPANY PRINCIPALS

Michael W. Hathaway:	Christopher R. Wilder

/s/ Michael W. Hathaway	/s/ Christopher R. Wilder

G. Mark Griffith	Michael D. Noonan

/s/ G. Mark Griffith	/s/ Michael D. Noonan

SIGNATURES OF COMPANY SHAREHOLDERS APPEAR ON FOLLOWING PAGE

SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT

COMPANY SHAREHOLDERS

Michael W. Hathaway	Christopher R. Wilder		G. Mark Griffith

/s/ Michael W. Hathaway	/s/ Christopher R. Wilder		/s/ G. Mark Griffith
Number of Shares: 1,250,000	Number of Shares: 1,250,000		Number of Shares: 1,250,000

Michael D. Noonan	Rizk Interests		Sylvia R. Rizk

/s/ Michael D. Noonan	By:	/s/ Fred E. Rizk	/s/ Sylvia R. Rizk
Number of Shares: 252,000	Name: Fred E. Rizk		Number of Shares: 25,000
Title: Trustee
Number of Shares: 25,000

Anthony McDowell	Rex R. Rizk		Andrew R. Cassidy

/s/ Anthony McDowell	/s/ Rex R. Rizk		/s/ Andrew R. Cassidy
Number of Shares: 12,500	Number of Shares: 11,000		Number of Shares: 2,500

Rose Cassidy	Michael Daywood		Caleb McClain

/s/ Rose Cassidy	/s/ Michael Daywood		/s/ Caleb McClain
Number of Shares: 2,500	Number of Shares: 1,500		Number of Shares: 500

Travis D. Griffith	Colorado River Ranch Holdings LP		Carl Hansen

/s/ Travis D. Griffith	/s/ James R. Carpenter		/s/ Carl Hansen
Number of Shares: 4,000	By: James R. Carpenter		Number of Shares: 12,500
Title: Manager of Colorado River
Ranch LLC, its General Partner
Number of Shares: 12,500

APPENDIX A
DEFINITIONS

Unless the context otherwise requires, the capitalized terms used throughout the Agreement shall the meanings specified in this APPENDIX A will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

"Accredited Investor" has the meaning set forth in Regulation D under the Securities Act, a copy of which is attached as Exhibit F.

"Acquiror" has the meaning set forth in the Preamble.

"Acquiror Balance Sheet" means the balance sheet of Acquiror dated as of December 31, 2009 included in Acquiror's Annual Report on Form 10-K for the year then ended.

"Acquiror Board" means the board of directors of the Acquiror.

"Acquiror Stock" means the Acquiror common stock, $0.0001 par value per share.

"Acquiror Indemnified Party" has the meaning set forth in Section 10.2.

"Acquiror Stockholder

"Acquiror Stockholder" means Jonathan Patton, the holder of all of the outstanding shares of the Acquiror Stock.

"Action" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

"Affiliate" means any Person that directly or indirectly controls, is controlled by or is under common control with the indicated Person.

"Agreement" means this Share Exchange Agreement, including all Schedules and Exhibits hereto, as this Share Exchange Agreement may be from time to time amended, modified or supplemented.

"Closing" has the meaning set forth in Section 1.01.

"Closing Date" has the meaning set forth in Section 1.01.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commission" or "SEC" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

"Company" has the meaning set forth in the Preamble.

"Company Balance Sheet" means the audited balance sheet of the Company as of December 31, 2009.

"Company Board" means the board of directors of the Company.

"Company Common Stock" means the Company’s common stock, no par value per share.

"Company Financial Statements" has the meaning set forth in Section 3.10.

"Company Indemnified Party" has the meaning set forth in Section 9.03.

"Company Interim Balance Sheet" means the unaudited balance sheet of the Company as of March 31, 2009.

"Company Permits" has the meaning set forth in Section 3.09.

"Company Principals" has the meaning set forth in the Preamble.

"Company Shareholders" has the meaning set forth in the Preamble, a list of which, including the number of Company Shares held by each such Company Shareholder, is set forth on Schedule 1.01.

"Company Shareholder Board" means the board of directors, or similar governing body, of the applicable Company Shareholder.

"Environmental Laws" means any Law or other requirement relating to the environment, natural resources, or public or employee health and safety.

"Environmental Permit" means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

"ERISA" means the Employee Retirement Income Security Act of 1974, as the same will then be in effect.

"Exchange Act' means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

"Exchange Ratio" has the meaning set forth in Section 1.02(a).

"Exchange Shares" has the meaning set forth in the Recitals.

"Exhibits" means the exhibits referred to and identified in this Agreement.

"Form 8-K" means the Current Report on Form 8-K under the Exchange Act which discloses the Acquiror’s entering into this Agreement and the Transaction Documents to which it is a party and the consummation of the Share Exchange, and which also includes all information required to be reported with respect to a transaction in which a public “shell company” ceases to be a “shell company” including, without limitation, the information required pursuant to Items 2.01 (Completion of Acquisition or Disposition of Assets) and 5.06 (Change in Shell Company Status) and includes as exhibits all relevant agreements and other documents required to be filed therewith.

"GAAP" means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person’s past practices.

"Governmental Authority" means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

"Hazardous Materials" has the meaning set forth in Section 3.24.

"Indebtedness" means any obligation, contingent or otherwise.  Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

"Indemnification Agreement" means the agreement executed by the Acquiror Stockholder in favor of Acquiror as described under Section 7.16 pursuant to which the Acquiror Stockholder agrees to (a) indemnify Acquiror for any liabilities existing as of or prior to the Closing Date, and (b) cancel any amounts due under promissory note(s) payable to the Acquiror Stockholder, the form of which is attached hereto as Exhibit D.

"Indemnified Party" has the meaning set forth in Section 9.04(a).

"Indemnifying Party" has the meaning set forth in Section 9.04(a).

"Intellectual Property" has the meaning set forth in Section 4.21.

"Knowledge" means, with respect to each of the Company and the Acquiror, the knowledge of the executive officers of such company, as the case may be.

"Laws" means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

"Legal Requirement" means any federal, national, state, provincial, municipal local, foreign, international, multinational or other Order or Law and all requirements set forth in applicable agreements, contracts, arrangements, leases or commitments.

"Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

"Losses" means any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, diminution in value, deficiencies, payments, liabilities or obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein) and any fees, costs and expenses related thereto, including without limitation legal expenses, including the fees, costs and expenses of any kind incurred by any party indemnified herein and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

"Material Adverse Effect" means, when used with respect to the Company or the Acquiror, as the case may be, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Company or the Acquiror, as the case may be, in each case taken as a whole or (b) materially impair the ability of the Company or the Acquiror, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Company or the Acquiror operate.

“Notes" means those certain Demand Promissory Notes made by the Acquiror in favor of certain Acquiror Stockholder as lenders to Acquiror referenced in the Acquiror Balance Sheet and enumerated in Schedule 4.11.

"Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

"Organizational Documents" means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement or the memorandum and articles of association of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) or (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

"Person" means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

"Providing Party" has the meaning set forth in Section 8.14(b).

"Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

"Registered Intellectual Property" has the meaning set forth in Section 3.17.

"Regulation D" means Regulation D promulgated under the Securities Act, as amended, and as it may be further amended.

"Sarbanes-Oxley Act" has the meaning set forth in Section 4.11.

"Schedule 14(f) Notice" means an information statement filed by the Acquiror on Schedule 14f-1 under the Exchange Act, as amended.

"Schedules" means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

"SEC Documents" has the meaning set forth in Section 4.11.

"Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

"Share Exchange" has the meaning set forth in the Recitals.

"Survival Period" has the meaning set forth in Section 9.01.

"Tax Return" means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Taxes" means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and “Tax” means any of the foregoing Taxes.

"Texas Code" means the Texas Business Organizations Code as in effect from time to time.

"Third Party Claim" has the meaning set forth in Section 9.04(b).

"Transactions" means all of the transactions provided for and contemplated by this Agreement.

"Transaction Documents" means, collectively, this Agreement, the Lock-Up Agreements, the Registration Rights Agreement, the Indemnification Agreement, the Cancellation Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

"Unanimous Written Consent" means the Unanimous Written Consent to Action by all of the Members of the Board of Directors and Holders of all of the Outstanding Shares of Common Stock of the Company wherein all signatories thereto consent to this Agreement, the Share Exchange and the Transactions, among other things.

LIST OF EXHIBITS

Exhibit A	Cancellation Agreement

Exhibit B	Form of Financial Statement Certificates

Exhibit C	Form of Lock-Up Agreement

Exhibit D	Indemnification Agreement

Exhibit E	Form of Registration Rights Agreement

Exhibit F	Definition of Accredited Investor

LIST OF SCHEDULES

Schedule 1.01	List of Company Shareholders

Schedule 1.04	Assumed Agreements

Schedule 2.04	Litigation Involving Company Shareholders and Company Shares

Schedule 3.06	Capitalization; Convertible Securities

Schedule 3.11	Contracts and Commitments.

Schedule 3.13	Intellectual Property

Schedule 3.14	Title to Properties; Encumbrances

Schedule 3.15	Leases

Schedule 3.20	Stock Option Plans; Employee Benefits

Schedule 4.11	List of Acquiror Promissory Notes Outstanding

Schedule 6.10	Company Affiliates Subject to Lock-Up Agreements

Schedule 7.15	Promissory note(s) payable to the Acquiror Stockholder

Schedule 8.12	Shares Registered Pursuant to Registration Rights Agreement